Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-180452) and Registration Statements on Form S-8 (Nos. 333-24605, 333-81963, 333-85841, 333-94349, 333-67928, 333-83116, 333-91198, 333-13187, 333-123186, 333-136237, 333-150728, 333-158535, 333-158536, 333-173552, 333-173553) and Registration Statements on Form S-4 (Nos. 333-67928, 333-81257) of International Game Technology of our report dated November 27, 2012  of relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

San Jose, CA
November 27, 2012